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PROXY
                    SALOMON INC

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
         OF THE COMPANY FOR THE SPECIAL MEETING ON NOVEMBER 25, 1997

   The undersigned hereby constitutes and appoints Robert E. Denham, Robert
H. Mundheim and Arnold S. Olshin, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent, and to vote the shares of the undersigned at the Special Meeting of Stockholders of Salomon Inc to be held at the Salomon Brothers Auditorium, Seven World Trade Center, New York, New York 10048, on Tuesday, November 25, 1997 at 10:00 a.m. and at any adjournments thereof on all matters coming before said meeting.

   This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE STATED PROPOSAL.

                               SEE REVERSE SIDE

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                                                              PLEASE MARK YOUR
                                                              VOTES AS IN THIS
                                                                  EXAMPLE. [X]

1. To approve and adopt the Agreement and Plan of Merger
   (the "Merger Agreement"), dated as of September 24, 1997, among Travelers Group Inc., Diamonds Acquisition Corp. ("Sub") and Salomon Inc (the "Company"), pursuant to which Sub will be merged with and into the Company with
   the Company being the surviving corporation in the merger (the "Merger") and changing its name to Salomon Smith
   Barney Holdings Inc. Approval of this proposal will also constitute approval of the transactions contemplated by the Merger Agreement, including the Merger.
    FOR    AGAINST    ABSTAIN
    [ ]       [ ]         [ ]
2. In their discretion, to vote upon all matters incident to the conduct of the Special Meeting and such others matters as may properly come before the Special Meeting or any adjournments thereof.

                                         THE BOARD OF DIRECTORS
                                            RECOMMENDS A VOTE
                                             FOR APPROVAL OF
                                           THE STATED PROPOSAL

                           THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING AND THE PROXY STATEMENT/PROSPECTUS DATED OCTOBER 24, 1997 RELATING TO THE SPECIAL MEETING.

                           Date

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                           Signature

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                           Signature if held jointly

                           Note: Please sign this proxy exactly as name appears herein. If shares are held by joint tenants, both should sign. Attorneys-in-fact, executors, administrators, trustees, guardians, corporation officers or others signing in a representative capacity should indicate the capacity in which they are signing.

                           PLEASE SIGN, DATE, AND MAIL THIS PROXY PROMPTLY IN THE RETURN ENVELOPE whether or not you expect to attend the Special Meeting. You may nevertheless vote in person if you do attend.

                              FOLD AND DETACH HERE